Exhibit 99.1

CAMP4 Reports Third Quarter 2024 Financial Results

-  Completed Initial Public Offering (IPO) of common stock, raising gross proceeds of $82.1M

-  Single Ascending Dose (SAD) portion of Phase 1 study of CMP-CPS-001 completed; safety data anticipated in Q1 2025

-  Entered strategic research collaboration with BioMarin valued at over $370M

CAMBRIDGE, Mass., November 21, 2024 – CAMP4 Therapeutics Corporation (“CAMP4”) (Nasdaq: CAMP), a clinical-stage biotechnology company developing a pipeline of regRNA-targeting therapeutics designed to upregulate gene expression with the goal of restoring healthy protein levels across a range of genetic diseases, today reported financial results for the third quarter ended September 30, 2024, and provided a corporate update.

“The third quarter of 2024 has been transformational for CAMP4, highlighted by our successful IPO and continued strong progress with our lead program, CMP-CPS-001, which received Orphan Drug Designation and Rare Pediatric Disease Designation from the FDA, underscoring its potential as a novel therapeutic candidate for the treatment of urea cycle disorders,” said Josh Mandel-Brehm, Chief Executive Officer of CAMP4. “We also partnered with BioMarin to identify novel therapeutics targeting regRNAs associated with genetic diseases, validating the potential of our RNA Actuating Platform and reinforcing our commitment to advance cutting-edge solutions for patients in need.”

Mr. Mandel-Brehm continued, “We continue to advance our CMP-CPS-001 program through the Phase 1 trial, and we anticipate reporting SAD safety data in the first quarter of 2025 followed by multiple ascending dose (MAD) biomarker efficacy data in the second half of 2025, that may enable a registrational Phase 2/3 study. With the proceeds from our IPO, we are well positioned to support continued clinical and preclinical development of our ongoing programs.”

Recent Corporate Highlights:

•	In October 2024, CAMP4 completed its IPO of 6,820,000 shares of its common stock at an initial public offering price of $11.00 per share. Aggregate gross proceeds to CAMP4 were approximately $75.0 million. The underwriters also partially exercised their option to purchase an additional 643,762 shares of common stock for total offering gross proceeds of $82.1 million.
•	Entered strategic research collaboration agreement with BioMarin to leverage CAMP4’s RAP Platform™ to identify and advance regRNAs for rare genetic conditions. CAMP4 is eligible to receive upfront and milestone payments in addition to tiered royalties.
•	The FDA granted RPDD and ODD to CMP-CPS-001 for the treatment of UCDs.
•	Ongoing Phase 1 clinical trial of CMP-CPS-001 in UCDs, with dosing completed for all SAD cohorts. The Phase 1 study is a randomized, double-blind, and placebo-controlled study designed to evaluate the safety, tolerability, and pharmacokinetics of CMP-CPS-001 in 96 healthy volunteers. The company anticipates reporting SAD safety data in the first quarter of 2025 followed by MAD safety, pharmacokinetic and pharmacodynamic biomarker efficacy data in the second half of 2025.

Third Quarter 2024 Financial Results

CAMP4 ended the third quarter with $2.5 million in cash and cash equivalents. On a pro forma basis, considering the $82.1M IPO proceeds, the company is well positioned to support continued growth and the development of its ongoing programs.

Research and Development (R&D) expenses were $9.7 million for the third quarter of 2024 compared to $9.8 million for the third quarter of 2023. The decrease was mainly due to a modest reduction in workforce-related expense, offset in part by an increase in lab operation expense and preclinical and clinical consulting fees.

General and administrative (G&A) expenses were $3.8 million for the quarter ended September 30, 2024, compared to $2.9 million for the quarter ended September 30, 2023. The increase in G&A expenses was primarily due to an increase in stock-based compensation expense and higher patent-related expenses vs. prior period.

Net loss was $13.5 million for the third quarter 2024, compared to $11.7 million for the same period in 2023.

About CAMP4 Therapeutics

CAMP4 is developing disease-modifying treatments for a broad range of genetic diseases where amplifying healthy protein may offer therapeutic benefits. Our approach amplifies mRNA by harnessing a fundamental mechanism of how genes are controlled. To amplify mRNA, our therapeutic ASO drug candidates target regRNAs, which act locally on transcription factors and are the master regulators of gene expression. CAMP4’s proprietary RAP Platform™ enables the mapping of regRNAs and generation of therapeutic candidates designed to target the regRNAs associated with genes underlying haploinsufficient and recessive partial loss-of-function disorders, of which there are more than 1,200, in which a modest increase in protein expression may have the potential to be clinically meaningful. Learn more about us at www.CAMP4tx.com and follow us on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements which involve risks, uncertainties and contingencies, many of which are beyond the control of the Company, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements concerning CAMP4’s plans, objectives, expectations and intentions; the timing and results of ongoing and future clinical trials, including expectations on the timing of reporting SAD and MAD data from and seeking regulatory approval for the CMP-CPS-001 trial; its growth strategy; and cash balance guidance. The forward-looking statements in this press release speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially from those anticipated in the forward-looking statements, including, but not limited to: the Company’s limited operating history, incurrence of substantial losses since the Company’s inception and anticipation of incurring substantial and increasing losses for the foreseeable future; the Company’s need for substantial additional financing to achieve the Company’s goals; the uncertainty of clinical development, which is lengthy and expensive, and characterized by uncertain outcomes, and risks related to additional costs or delays in completing, or failing to complete, the development and commercialization of the Company’s current product candidates or any future product candidates; delays or difficulties in the enrollment and dosing of patients in clinical trials; the impact of any significant adverse events or undesirable side effects caused by the Company’s product candidates; potential competition, including from large and specialty pharmaceutical and biotechnology companies; the Company’s ability to realize the benefits of the Company’s current or future collaborations or licensing arrangements and ability to successfully consummate future partnerships; the Company’s ability to obtain regulatory approval to commercialize any product candidate in the United States or any other jurisdiction, and the risk that any such approval may be for a more narrow indication than the Company seeks; the Company’s dependence on the services of the Company’s senior management and other clinical and scientific personnel, and the Company’s ability to retain these individuals or recruit additional management or clinical and scientific personnel; the Company’s ability to grow the Company’s organization, and manage the Company’s growth and expansion of the Company’s operations; risks related to the manufacturing of the Company’s product candidates, which is complex, and the risk that the Company’s third-party manufacturers may encounter difficulties in production; the Company’s ability to obtain and maintain sufficient intellectual property protection for the Company’s product candidates or any future product candidates the Company may develop; the Company’s reliance on third parties to conduct the Company’s preclinical studies and clinical trials; the Company’s compliance with the Company’s obligations under the licenses granted to the Company by others, for the rights to develop and commercialize the Company’s product candidates; risks related to the operations of the Company’s suppliers; and other risks and uncertainties described in the section “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as well as other information we file with the Securities and Exchange Commission. The forward-looking statements in this press release are inherently uncertain and are not guarantees of future events. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not unduly rely on these forward-looking statements. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. Investors, potential investors, and others should give careful consideration to these risks and uncertainties. Except as required by applicable law, the Company does not undertake to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts

Investor Relations:
Sandya von der Weid
LifeSci Advisors
svonderweid@lifesciadvisors.com

Media:
Jason Braco, Ph.D.
LifeSci Communications
jbraco@lifescicomms.com

CAMP4 Therapeutics Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except for share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Research and collaboration revenue	$-	$350	$-	$350
Operating Expenses:
Research and development	9,702	9,819	28,821	29,955
General and administrative	3,814	2,869	10,233	8,798
Total operating expenses	13,516	12,688	39,054	38,753
Loss from operations	(13,516)	(12,338)	(39,054)	(38,403)
Other income (expense), net:
Interest income	94	689	720	2,239
Other expense	(62)	(47)	(178)	(137)
Total other income, net	32	642	542	2,102
Net loss attributable to common stockholders and comprehensive loss	$(13,484)	$(11,696)	$(38,512)	$(36,301)
Net loss per share attributable to common stockholders, basic and diluted	$(24.19)	$(29.21)	$(76.50)	$(94.62)
Weighted-average shares of common stock outstanding, basic and diluted	557,437	400,426	503,455	383,653

Unaudited Condensed Balance Sheet Data:	September 30,	December 31,
(in thousands)	2024	2023
Cash and cash equivalents	$2,528	$38,380
Working capital(1)	(6,325)	32,206
Total assets	21,364	54,946
Total liabilities	18,192	16,529
Convertible preferred stock	162,147	162,147
Accumulated deficit	(198,474)	(159,962)
Total stockholders’ deficit	(158,975)	(123,730)

(1) Working capital is defined as total current assets less total current liabilities. See our condensed consolidated financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the period ended September 30, 2024 for further details regarding our current assets and current liabilities.